UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2011

TRANSATLANTIC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10545	13-3355897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
80 Pine Street, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 365-2200

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance Matters

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 19, 2011, the board of directors (the "Board") of Transatlantic Holdings, Inc. (the "Company") has appointed Michael C. Sapnar Executive Vice President and Chief Operating Officer of the Company.

On May 19, 2011, Thomas R. Tizzio, a director of the Company, formally notified the Board of his decision not to stand for re-election at the Company's annual meeting of stockholders, scheduled for May 26, 2011.  Mr. Tizzio’s decision not to stand for re-election was for personal reasons and not as a result of any disagreement with the Company.  Mr. Tizzio had been a director of the Company since 1990 and will retire at the completion of his current term.

The Board intends to fill the vacancy created by Mr. Tizzio’s retirement from the Board with Michael C. Sapnar, effective following the annual meeting of stockholders.

A copy of the press release issued by the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated as of May 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSATLANTIC HOLDINGS, INC.
(Registrant)

		By:	/s/ GARY A. SCHWARTZ
Gary A. Schwartz
Senior Vice President and General Counsel

Date:	May 19, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press release dated as of May 19, 2011.